GELSTAT CORPORATION

                               2003 INCENTIVE PLAN

1.   DEFINED TERMS

     Exhibit A, which is incorporated by reference, defines the terms used in the Plan.

2.   IN GENERAL

     The Plan has been established to advance the interests of the Company by giving selected Employees, directors and other persons (including both individuals and entities) who provide services to the Company or its Affiliates equity-based or cash incentives through the grant of Awards.

3.   ADMINISTRATION

     a. The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to carry out the purposes of the Plan.

     b. Once an Award has been communicated in writing to a Participant, the Administrator may not, without the Participant's consent, alter the terms of the Award so as to affect adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so in writing at the time of such communication.

     c. The Administrator may delegate to senior management the authority to grant Awards, other than Awards to any member of senior management.

4.   SHARES SUBJECT TO THE PLAN

     A total of 1,200,000 shares of Stock have been reserved for issuance under the Plan. The following shares of Stock will also be available for future grants:

     a. shares of Stock remaining under an Award that terminates without having been exercised in full (in the case of an Award requiring exercise by a Participant for delivery of Stock);

     b. shares of Stock subject to an Award, where cash is delivered to a Participant in lieu of such shares;

     c.   shares of Restricted Stock that are forfeited to the Company;

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     d.   shares of Stock  tendered by a  Participant  to the Company as payment upon exercise of an Award; and

     e. shares of Stock held back by the Company, or tendered by a Participant to the Company, in satisfaction of tax withholding requirements.

Stock delivered under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

5.   ELIGIBILITY AND PARTICIPATION

     The Administrator will select Participants from among those key Employees, directors and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

6.   RULES APPLICABLE TO AWARDS

     a.   ALL AWARDS

          (1) PERFORMANCE OBJECTIVES. Where rights under an Award depend in whole or in part on attainment of performance objectives, actions by the Company that have an effect, however material, on such performance objectives or on the likelihood that they will be achieved will not be deemed an amendment or alteration of the Award unless accomplished by a change in the express terms of the Award.

          (2) ALTERNATIVE SETTLEMENT. The Company retains the right at any time to extinguish rights under an Award in exchange for payment in cash, Stock or other property on such terms as the Administrator determines, provided the holder of the Award consents to such exchange.

          (3) TRANSFERABILITY OF AWARDS. Except as the Administrator otherwise expressly provides, Awards (other than an Award in the form of an outright transfer of cash or Unrestricted Stock) may not be transferred other than by will or by the laws of descent and distribution. During a Participant's lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant's incapacity, the person or persons legally appointed to act on the Participant's behalf).

          (4) VESTING, ETC. The Administrator may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable. Unless the Administrator expressly provides otherwise, an Award requiring exercise will cease to be exercisable, and all other Awards to the extent not already fully vested will be forfeited, immediately upon the cessation (for any reason, including death) of the Participant's employment or other service relationship with the Company and its Affiliates.

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          (5)  TAXES.  The  Administrator  will  make  such  provision  for  the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements. In addition, the Administrator shall have the authority, at the time of grant of an Award or at any time thereafter, to approve a tax bonus to the Participant to be paid upon exercise or receipt of the Award. The Administrator shall have full authority in its absolute discretion to determine the amount of any such tax bonus and the terms and conditions affecting its vesting and payment.

          (6) DIVIDEND EQUIVALENTS, ETC. The Administrator, in its discretion, may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.

          (7) RIGHTS LIMITED. Nothing in the Plan shall be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

          (8) VALUATION. For all valuation purposes under the Plan, the fair market value of the Stock shall be as reasonably determined by the Administrator. If on any valuation date the Stock is not traded on an established securities market, the Administrator shall make a good faith attempt to ascertain or establish a fair market value, and in connection therewith shall take such action as it deems necessary or advisable.

          (9) INTERPRETATION. The Administrator shall have plenary authority to interpret the Plan and any such interpretation shall be final and conclusive, subject to review and reversal by the Board.

     b.   AWARDS REQUIRING EXERCISE

          (1) TIME AND MANNER OF EXERCISE. Unless the Administrator expressly provides otherwise, (a) an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a written notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award; and (b) if the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

          (2) PAYMENT OF EXERCISE PRICE, IF ANY. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment either at or after the time of the Award, subject to the following: (a) unless the Administrator expressly provides otherwise, all payments will be by cash or check acceptable to the Administrator; and (b) where shares of Stock issued

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     under an Award are part of an  original  issue of shares,  the Award  shall require an exercise price equal to at least the par value of such shares.

          (3) RELOAD AWARDS. The Administrator may provide that upon the exercise of an Award, either by payment of cash or (if permitted under
     Section 6.b.(2) above) through the tender of previously owned shares of Stock, the Participant or other person exercising the Award will automatically receive a new Award of like kind covering a number of shares of Stock equal to the number of shares of Stock for which the first Award was exercised.

          (4) ISOS. No ISO may be granted under the Plan after June 1, 2013, but ISOs previously granted may extend beyond that date.

          (5) TERM. Each Award and all rights and obligations thereunder shall expire on the date determined by the Administrator, as specified in the Award agreement; provided, that the term of an ISO may not extend more than ten (10) years from the date of grant and the term of options which do not qualify as ISOs may not extend more than fifteen (15) years from the date of grant. The Administrator shall be under no duty to provide terms of like duration for Awards granted under the Plan.

     c.   AWARDS NOT REQUIRING EXERCISE

     Awards of Restricted Stock and Unrestricted Stock may be made in return for either (i) services determined by the Administrator to have a value not less than the par value of the awarded shares of Stock, or (ii) cash or other property having a value not less than the par value of the awarded shares of Stock plus such additional amounts (if any) as the Administrator may determine payable in such combination and type of cash, other property (of any kind) or services as the Administrator may determine.

7.   EFFECT OF CERTAIN TRANSACTIONS

     a.   MERGERS, ETC.

     In the event of (i) a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of a majority of the Company's then outstanding voting common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company (any of the foregoing, a "covered transaction"), all outstanding Awards requiring exercise will cease to be exercisable, and all other Awards to the extent not fully vested (including Awards subject to performance conditions not yet satisfied or determined) will be forfeited, as of the effective time of the covered transaction; provided, however, that immediately prior to the consummation of such covered transaction the vesting or exercisability of Awards shall be accelerated unless, in the case of any Award, the Administrator provides for one or more substitute or replacement awards from, or the assumption of the existing Award by, the acquiring entity (if any) or its affiliates.

     The Administrator may provide in the case of any Award that the provisions of the preceding paragraph shall also apply to (i) mergers or consolidations involving the Company that

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do not  constitute  a  covered  transaction,  or (ii)  other  transactions,  not constituting a covered transaction, that involve the acquisition of the Company's outstanding Stock.

     b.   CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

          (1) BASIC ADJUSTMENT PROVISIONS. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

          (2) CERTAIN OTHER ADJUSTMENTS. The Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to common stockholders other than stock dividends or normal cash dividends, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder.

          (3) CONTINUING APPLICATION OF PLAN TERMS. References in the Plan to shares of Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to Section 7.b. (1) or 7.b. (2) above.

8.   CONDITIONS ON DELIVERY OF STOCK

     The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until (a) the Company's counsel has approved all legal matters in connection with the issuance and delivery of such shares, (b) the shares to be delivered have been listed or authorized to be listed on any stock exchange or quotation system on which the stock is then traded, and (c) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

9.   AMENDMENT AND TERMINATION

     Subject to Section 3b., the Board or the Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards; provided, that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify under Section 422 of the Code.

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10.  NON-LIMITATION OF THE COMPANY'S RIGHTS

     The existence of the Plan or the grant of any Award shall not in any way affect the Company's right to award a person bonuses or other compensation in addition to Awards under the Plan.

11.  GOVERNING LAW

     The Plan shall be construed in accordance with the laws of the State of Minnesota.

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                                    EXHIBIT A

                               DEFINITION OF TERMS
                               -------------------

     The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:

     ADMINISTRATOR: The Committee, if one has been appointed, otherwise the Board.

     AFFILIATE: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

     AWARD: Any of the following:

          a. Options ("Stock Options") entitling the recipient to acquire shares of Stock upon payment of the exercise price.

               (i) Each Stock Option, except as otherwise expressly provided by the Committee, will have an exercise price equal to the fair market value of the Stock subject to the option, determined as of the date of grant.

               (ii) Notwithstanding any other provision of the Plan, any Stock Option which is intended to be an ISO (A) shall have an exercise price equal to or greater than the fair market value of the Stock subject to the option, determined as of the date of grant, and (B) shall have a duration of ten (10) years or less.

               (iii)Notwithstanding any other provision in the Plan, if at the time an option is otherwise to be granted pursuant to the Plan the optionee owns directly or indirectly (within the meaning of Section 424(d) of the Code) securities of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, if any (within the meaning of Section 422(b)(6) of the Code), then (A) any ISO granted to such optionee shall satisfy the requirements of Section 422(c)(5) of the Code, (B) the option price shall be not less than 110% of the fair market value of the Stock as of the date of grant, and (C) such option by its terms shall not be exercisable after the expiration of five (5) years from the date of grant.

               (iv) The Administrator will determine the medium in which the exercise price is to be paid, the duration of the option, the time or times at which an option will become exercisable, provisions for continuation (if any) of option rights following termination of the Participant's employment with the Company and its Affiliates, and all other terms of the Stock Option.

               (v) No Stock Option awarded under the Plan will be an ISO unless the Administrator expressly provides for ISO treatment.

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          b.   Rights ("SARs")  entitling the holder to receive all or a portion of any increase in value of a stated number of shares of Stock above a stated base price, payable in cash or Stock, as the Administrator determines.

          c. Stock subject to restrictions ("Restricted Stock") under the Plan requiring that such Stock be redelivered to the Company if specified conditions are not satisfied. The conditions to be satisfied in connection with any Award of Restricted Stock, the terms on which such Stock must be redelivered to the Company, the purchase price of such Stock, and all other terms shall be determined by the Administrator.

          d.   Stock   not   subject   to  any   restrictions   under  the  Plan
     ("Unrestricted Stock").

          e. A promise to deliver Stock or other securities in the future on such terms and conditions as the Administrator determines.

          f. Securities (other than Stock Options) that are convertible into or exchangeable for Stock on such terms and conditions as the Administrator determines.

          g. Cash bonuses tied to performance criteria as described at (viii) below ("Cash Performance Awards").

          h. Awards described in any of (a) through (g) above where the right to exercisability, vesting or full enjoyment of the Award is conditioned in whole or in part on the satisfaction of specific performance criteria ("Performance Awards").

          In the case of a Performance Award, the Administrator shall in writing establish a specific performance goal or goals (based solely on one or more performance criteria or a combination of performance criteria) no later than 90 days after the commencement of the period of service to which the performance relates. Performance criteria may include, but are not limited to, the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; gross margin; inventory level or turns; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; or other objective operating contributions; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; or other transactions that involve a change in the equity ownership of the Company. Prior to payment of any Performance Award, the Administrator shall certify whether the performance goal has been attained and such determination shall be final and conclusive. If the performance goal with respect to any such Award is not attained, no other Award shall be provided in substitution of the Performance Award.

          i. Grants of cash, or loans, made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the

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     Participant. The terms of any such grant or loan shall be determined by the
     Administrator.

Awards may be combined in the Administrator's discretion.

     BOARD: The Board of Directors of the Company.

     CODE: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any to time in effect.

     COMMITTEE: A committee of the Board comprised solely of two or more directors. The Committee may delegate ministerial tasks to such persons (including Employees) as it deems appropriate.

     COMPANY: GelStat Corporation

     EMPLOYEE: Any person who is employed (full-time or part-time) by the Company or an Affiliate.

     ISO: A Stock Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

     PARTICIPANT: An Employee, director or other person providing services to the Company or its Affiliates who is granted an Award under the Plan.

     PLAN: The 2003 Incentive Plan of the Company as from time to time amended and in effect.

     STOCK: Common stock of the Company, par value $.01 per share.

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